Exhibit 10.30

$800,000,000

PLY GEM INDUSTRIES, INC.

8.250% Senior Secured Notes due 2018

PURCHASE AGREEMENT

February 9, 2011

Credit Suisse Securities (USA) LLC
As Representative of the Several Initial Purchasers
c/o Credit Suisse Securities (USA) LLC
Eleven Madison
New York, New York 10010-3629

Dear Ladies and Gentlemen:

1. Introductory.  Ply Gem Industries, Inc., a Delaware corporation (the “Issuer”) proposes, subject to the terms and conditions stated herein, to issue and sell to the several purchasers named in Schedule A hereto (the “Initial Purchasers”) U.S. $800,000,000 principal amount of its 8.250% Senior Secured Notes due 2018 (the “Offered Securities”) to be issued under an indenture (the “Indenture”) to be dated as of the Closing Date (as defined herein), among the Issuer, the Subsidiary Guarantors (as defined herein), Ply Gem Holdings, Inc. (“Holdings”) and Wells Fargo Bank, N.A., as trustee (the “Trustee”).

The Offered Securities will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the United States Securities Act of 1933, as amended (the “Securities Act”).

The Offered Securities will be unconditionally guaranteed (the “Guarantees”) on a senior secured basis by Holdings and the Issuer’s subsidiaries listed as such on Schedule B hereto (the “Subsidiary Guarantors” and, together with Holdings, the “Guarantors”).  The Issuer, the Guarantors, the Trustee and the collateral agent (in such capacity, the “Notes Collateral Agent”), will enter into a collateral agreement (the “Collateral Agreement”) granting a security interest in the Collateral for the benefit of the Secured Parties (each capitalized term as defined below).  The Offered Securities and the Guarantees will be secured (i) on a first-priority lien basis (subject to certain exceptions and permitted liens) on substantially all the tangible and intangible assets of the Issuer and the Guarantors (other than accounts receivable, inventory, cash, deposit accounts, securities accounts, chattel paper and proceeds of the foregoing and certain assets such as contract rights, instruments and documents related thereto in each case held by the Issuer and the Guarantors (the “Bank Collateral”)), including the capital stock of the Issuer and of any subsidiary held by the Issuer or any Guarantor (which, in the case of any first-tier foreign subsidiary, will be limited to 66% of the voting stock and 100% of the non-voting stock of such first-tier foreign subsidiary) (the “Notes Collateral” and, together with the Bank Collateral, the “Collateral”) and (ii) on a second-priority lien basis by the Bank Collateral.  The Collateral will be more fully described in the Intercreditor Agreement to be dated as of the Closing Date, among the Issuer, the Guarantors, the Bank Collateral Agent (as defined therein), the Trustee and the Notes Collateral Agent (the “Intercreditor Agreement”), the Collateral Agreement (the Collateral Agreement together with the Intercreditor Agreement, the Mortgages (as defined below), the Security Documents (as defined below), the Copyright, Patent, and Trademark Agreements (as defined in the Collateral Agreement) and each of the other documents executed and delivered securing the whole or any part of the Issuer’s and Guarantors’ obligations under the Indenture or confirming the existence of the security interests granted for the benefit of the Secured Parties (all such documents are collectively referred to herein as the “Security Documents”), each to be delivered to the Notes Collateral Agent, granting a security interest in the Collateral subject only to Permitted Liens (as defined in the Indenture) (collectively, the “Secured Parties”). For purposes of this Agreement, the term “Mortgage” means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage, land charge or other security document granting a lien or encumbrance on any mortgaged property to secure the Obligations (as defined in the Collateral Agreement) of the Issuer and the Guarantors, as applicable.

As of the date hereof, $725.0 million in aggregate principal amount of the Issuer’s 11.75% senior secured notes due 2013 (the “11.75% Notes”) are outstanding.  On January 28, 2011, the Issuer commenced a tender offer for any and all outstanding 11.75% Notes (the “Tender Offer”) as described in the Offer to Purchase dated January 28, 2011 (the “Offer to Purchase”).  The Issuer intends to purchase on the Early Settlement Date (as defined in the Offer to Purchase) all of the 11.75% Notes are properly tendered on or prior to the Early Tender Date (as defined in the Offer to Purchase).  If less than all of the 11.75% Notes properly tendered on or prior to the Early Tender Date, the Issuer intends to cause the trustee of the 11.75% Notes to issue a redemption notice for such 11.75% Notes on the Closing Date and, in such an event, will irrevocably deposit on the Closing Date with the trustee of the 11.75% Notes an amount sufficient to redeem such 11.75% Notes to effect the satisfaction and discharge of its obligations under the 11.75% Notes.  The Issuer intends to purchase all of the 11.75% Notes tendered after the Early Tender Date, but on or prior to the Expiration Date, on the Final Settlement Date (each such capitalized term as defined in the Offer to Purchase).  If less than all of the 11.75% Notes are tendered in the Tender Offer, the Issuer intends to redeem (the “Redemption”) (i) up to $70,000,000 of the 11.75% Notes on the date that is 30 days after the Closing Date (the “First Redemption Date”) and (ii) any 11.75% Notes that remain outstanding after the First Redemption Date on April 1, 2011 (the “Final Redemption Date”).  The Issuer intends to use the net proceeds from the Offered Securities to pay (i) the purchase price of any 11.75% Notes purchased in the Tender Offer, (ii) the redemption prices of any 11.75% Notes redeemed by the Issuer and (iii) costs related to the Transactions.

The Initial Purchasers have advised the Issuer that the Initial Purchasers intend, as soon as they deem practicable after this Purchase Agreement (this “Agreement”) has been executed and delivered, to resell (the “Exempt Resales”) the Offered Securities in private sales exempt from registration under the Act on the terms set forth in the Preliminary Offering Memorandum (as defined below) and Final Offering Memorandum (as defined below), as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be “qualified institutional buyers” (“QIBs”), as defined in Rule 144A under the Act (“Rule 144A”), in accordance with Rule 144A and (ii) other eligible purchasers pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Act (“Regulation S”) in accordance with Regulation S (the persons specified in clauses (i) and (ii), the “Eligible Purchasers”).

Holders (including subsequent transferees) of the Offered Securities will have the registration rights set forth in the registration rights agreement (the “Registration Rights Agreement”), among the Issuer, the Guarantors and the Initial Purchasers, to be dated the Closing Date (as defined herein), substantially in the form attached hereto as Exhibit E, for so long as such Offered Securities constitute “Transfer Restricted Securities” (as defined in the Registration Rights Agreement).  Pursuant to the Registration Rights Agreement, the Issuer and the Guarantors will agree to (i) file with the Securities and Exchange Commission (the “Commission”) under the circumstances set forth therein, (a) a registration statement under the Securities Act (the “Exchange Offer Registration Statement”) relating to the Offered Securities in a like aggregate principal amount as the Issuer issued under the Indenture, identical in all material respects to the Offered Securities and registered under the Securities Act (the “Exchange Securities”), to be offered in exchange for the Offered Securities (such offer to exchange being referred to as the “Exchange Offer”) and (b) if necessary under the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement” and, together with the Exchange Offer Registration Statement, the “Registration Statements”) relating to the resale by certain holders of the Offered Securities, (ii) to use its commercially reasonable efforts to cause such Registration Statements to be declared effective and cause such Registration Statements to remain effective and usable for the periods specified in the Registration Rights Agreement and (iii) to use its commercially reasonable efforts to consummate the Exchange Offer.  The Offered Securities and the Exchange Securities are referred to collectively as the “Securities.”

This Agreement, the Guarantees, the Offered Securities, the Indenture and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the “Operative Documents.”  The issuance and sale of the Offered Securities, the issuance of the Guarantees, the Tender Offer and the use of proceeds from the sale of the Offered Securities described in the General Disclosure Package (as defined herein) and Final Offering Memorandum and the Redemption, are collectively referred to as the “Transactions.”

The Issuer and each of the Guarantors hereby agree with the several Initial Purchasers as follows:

2. Representations and Warranties of the Issuer, Holdings and the Subsidiary Guarantors.  The Issuer and each of the Guarantors jointly and severally represent and warrant to, and agree with, the several Initial Purchasers that:

(a) A preliminary offering memorandum (including the documents incorporated by reference therein, the “Preliminary Offering Memorandum”) relating to the Offered Securities to be offered by the Initial Purchasers and a final offering memorandum (including the documents incorporated by reference therein, the “Final Offering Memorandum”) disclosing the offering price and other final terms of the Offered Securities and dated as of the date of this Agreement (even if finalized and issued subsequent to the date of this Agreement) has been or will be prepared by the Issuer.  “General Disclosure Package” means the Preliminary Offering Memorandum, together with any Issuer Free Writing Communication (as hereinafter defined) existing at the Applicable Time (as hereinafter defined) (other than the Supplemental Marketing Material (as hereinafter defined)) and the other information, if any, distributed at or prior to the Applicable Time to prospective investors of the Offered Securities, as evidenced by its being specified in Schedule C to this Agreement (including the term sheet listing the final terms of the Offered Securities and their offering, included in Schedule C to this Agreement, which is referred to as the “Terms Communication”).  “Applicable Time” means 2:00 p.m. (New York City time) on the date of this Agreement.  As of the date of this Agreement and as of the Closing Date, the Final Offering Memorandum does not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  At the Applicable Time and as of the Closing Date neither (i) the General Disclosure Package, nor (ii) any individual Supplemental Marketing Material, when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The preceding two sentences do not apply to statements in or omissions from the Preliminary Offering Memorandum or Final Offering Memorandum, the General Disclosure Package or any Supplemental Marketing Material based upon written information furnished to the Issuer by any Initial Purchaser through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

Subject to the foregoing paragraph, any references herein to the terms “amend,” “amendment” or “supplement” with respect to the Preliminary Offering Memorandum or Final Offering Memorandum shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise filed with the Commission, subsequent to the date hereof that is incorporated by reference therein; and all references in this Agreement to financial statements and schedules and other information which are “contained,” “included,” “stated,” “set forth” or “described” in the Preliminary Offering Memorandum or Final Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are included in any document filed under the Act or the Exchange Act, as applicable, and incorporated by reference in the Preliminary Offering Memorandum or Final Offering Memorandum.

“Free Writing Communication” means a written communication (as such term is defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities and is made by means other than the Preliminary Offering Memorandum or the Final Offering Memorandum.  “Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Issuer, used or referred to by the Issuer or containing a description of the final terms of the Offered Securities or of their offering, in the form retained in the Issuer’s records.  “Supplemental Marketing Material” means any Issuer Free Writing Communication other than any Issuer Free Writing Communication specified in Schedule C to this Agreement, and which is specified in Schedule D to this Agreement.

(b) As of October 2, 2010, the Issuer had the capitalization as set forth under the heading “Capitalization” under the column “Actual” in the Preliminary Offering Memorandum.  On the Closing Date, all of the issued and outstanding equity interests of the Issuer will have been duly authorized and validly issued, fully paid and nonassessable and not have been issued in violation of any preemptive or similar right and will be owned by Holdings free and clear of all liens (other than transfer restrictions imposed by the Securities Act, the securities or Blue Sky laws of certain jurisdictions and security interests granted pursuant to the documents governing the ABL Facility (as defined in the Preliminary Offering Memorandum) and the Security Documents).  Attached as Schedule E is a true and complete list of each entity in which the Issuer has a direct or indirect majority equity or voting interest (each a “Subsidiary” and, together, the “Subsidiaries”), their jurisdictions of formation or organization, names of their equityholder(s) and percentage held by each equityholder.  All of the issued and outstanding equity interests of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, were not issued in violation of any preemptive or similar right and, except as set forth in the General Disclosure Package, are owned, directly or indirectly through Subsidiaries, by the Issuer free and clear of all liens (other than transfer restrictions imposed by the Securities Act, the securities or Blue Sky laws of certain jurisdictions and security interests granted pursuant to the documents governing the ABL Facility (as defined in the Preliminary Offering Memorandum) and the Security Documents).  Except as set forth in the General Disclosure Package, there are no outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any equity interests of the Issuer or any of the Subsidiaries.  No holder of any securities of the Issuer or any of the Subsidiaries is entitled to have such securities (other than the Securities) registered under any registration statement contemplated by the Registration Rights Agreement.

(c) The Issuer and each Guarantor (i) is a corporation, limited liability company, partnership or other entity duly incorporated or organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization; (ii) has all requisite corporate or other power and authority necessary to own its property and carry on its business as now being conducted, and (iii) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it or its ownership of property makes such qualification necessary, except where the failure to be so qualified and be in good standing could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  A “Material Adverse Effect” means (i) a material adverse effect on the business, condition (financial or otherwise), results of operations, assets or liabilities of the Issuer and the Subsidiaries, taken as a whole or (ii) a material adverse effect on the ability to consummate the Transactions on a timely basis.

(d) The Issuer and each of the Guarantors have all requisite corporate or other power and authority to execute, deliver and perform all of their obligations under the Operative Documents to which each is a party and to consummate the transactions contemplated thereby, and, without limitation, the Issuer has all requisite corporate power and authority to issue, sell and deliver and perform its obligations under the Offered Securities.

(e) The Indenture has been duly and validly authorized by the Issuer and the Guarantors and, when duly executed and delivered by the Issuer and the Guarantors (assuming the due authorization, execution and delivery thereof by the Trustee), will constitute a legally binding and valid obligation of the Issuer and each Guarantor, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and the discretion of the court before which any proceeding therefor may be brought (the “Bankruptcy Exceptions”).  The Indenture, when executed and delivered, will conform in all material respects to the description thereof in the General Disclosure Package and the Final Offering Memorandum.

(f) The Offered Securities have been duly and validly authorized for issuance and sale to the Initial Purchasers by the Issuer.  When the Offered Securities are issued by the Issuer, authenticated by the Trustee and delivered by the Issuer against payment therefor by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, the Offered Securities will be legally binding and valid obligations of the Issuer, entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions.  The Offered Securities, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the General Disclosure Package and the Final Offering Memorandum.  The Exchange Securities have been, or on or before the Closing Date will be, duly and validly authorized for issuance by the Issuer, and when issued by the Issuer, authenticated by the Trustee and delivered by the Issuer in accordance with the terms of the Exchange Offer, the Registration Rights Agreement and the Indenture, the Exchange Securities will be legally binding and valid obligations of the Issuer, entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions.

(g) The Guarantees have been duly and validly authorized by each of the Guarantors and, when the Offered Securities are issued by the Issuer, authenticated by the Trustee and delivered by the Issuer against payment by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, will be legally binding and valid obligations of the Guarantors, enforceable against each of them in accordance with their terms, except that enforceability thereof may be limited by the Bankruptcy Exceptions, and the Guarantees will conform in all material respects to the description thereof in the General Disclosure Package and the Final Offering Memorandum.  The guarantees of the Exchange Securities have been, or on or before the Closing Date will be, duly and validly authorized by each of the Guarantors and, when the Exchange Securities are issued by the Issuer, authenticated by the Trustee and delivered in accordance with the terms of the Exchange Offer and the Indenture, will be legally binding and valid obligations of the Guarantors, enforceable against each of them in accordance with their terms, except that enforceability thereof may be limited by the Bankruptcy Exceptions.

(h) Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Issuer or Holdings and any person granting such person the right to require Holdings or the Issuer to file a registration statement under the Securities Act with respect to any securities of the Issuer or to require the Issuer to include such securities with the Securities registered pursuant to any Registration Statement.

(i) On the Closing Date, the Indenture will conform in all material respects to the requirements of the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

(j) Except as described in the section entitled “Plan of Distribution” in the General Disclosure Package, there are no contracts, agreements or understandings between the Issuer, Holdings or any other person other than the Initial Purchasers that would give rise to a valid claim against the Issuer, any Guarantor or any of the Initial Purchasers for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Securities.

(k) Except as set forth in the General Disclosure Package and assuming the accuracy of, and compliance with, the representations, warranties and agreements of the Initial Purchasers under Section 4 of this Agreement, no consent, approval, authorization or order of, or filing with, registration, qualification, license or permit of or with, any Governmental Authority (as hereinafter defined) (collectively, a “Consent”) is required for the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement in connection with the issuance and sale of the Offered Securities by the Issuer or the issuance of the Guarantees by the Guarantors except (i) for the order (and filings to obtain such order) of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement effective, (ii) as may be required under the securities or Blue Sky laws of the various states and foreign jurisdictions, (iii) such Consents as have been or will be obtained or made on or prior to the Closing Date, (iv) such filings and recordings with Governmental Authorities as may be required to perfect liens under the Security Documents, (v) any Form 8-K required to be filed in connection with the Transactions and (vi) where the failure to obtain such Consents could not reasonably be expected to have a Material Adverse Effect.

(l) Except as set forth in the General Disclosure Package, and assuming the accuracy of, and the Initial Purchasers’ compliance with, the representations, warranties and agreements of the Initial Purchasers set forth in Section 4 of this Agreement, and the compliance by the holders of the Securities with the offering and transfer restrictions set forth in the General Disclosure Package, the execution, delivery and performance of the Operative Documents and consummation of the Transactions do not and will not (i) violate the charter, bylaws or other constitutive documents of the Issuer or any Subsidiary of the Issuer or the Guarantors, (ii) constitute a breach of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in a Repayment Event (as defined below), other than or a Repayment Event that will be satisfied at the Closing Date as contemplated by the General Disclosure Package, or the creation or imposition of a lien, charge or encumbrance on any property or assets of the Issuer or any Subsidiary (other than as created pursuant to the Indenture and the Security Documents) under any of the Agreements and Instruments (as defined below) or (iii) violate any law, statute, rule or regulation, including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System or any judgment, order or decree of any Governmental Authority, except for such violations, breaches, defaults, Repayment Events or liens that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 4 of this Agreement, no Consent is required to be obtained or made by the Issuer or any Subsidiary for the execution, delivery and performance by the Issuer or any Subsidiary of the Operative Documents and the consummation of the Transactions, except (A) such Consents as have been or will be obtained or made on or prior to the Closing Date, (B) registration of the Exchange Offer or resale of the Offered Securities under the Act pursuant to the Registration Rights Agreement, and qualification of the Indenture under the Trust Indenture Act, in connection with the issuance of the Exchange Securities, (C) such filings and recordings with Governmental Authorities as may be required to perfect liens under the Security Documents and (D) where the failure to obtain such consents, approvals, authorizations or orders, filings, registration, qualifications, licenses or permits could not reasonably be expected to have a Material Adverse Effect.  No consents or waivers from any other person or entity are required for the execution, delivery and performance of the Operative Documents and the consummation of the Transactions, (1) other than such consents and waivers as have been obtained or will be obtained on or prior to the Closing Date and will be in full force and effect and (2) except where the failure to obtain such consents or waivers could not reasonably be expected to have a Material Adverse Effect.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Issuer or any Subsidiary.

(m) This Agreement has been duly authorized, executed and delivered by the Issuer and the Guarantors.

(n) The Issuer, Holdings and the Subsidiaries have good and marketable title to all items of owned real property and valid title to all personal property owned by each of them, in each case free and clear of any pledge, lien, encumbrance, security interest or other defect or claim of any third party, except (i) such as do not materially interfere with the use made or proposed to be made of such property by the Issuer, Holdings or such Subsidiary, (ii) as described in the General Disclosure Package, (iii) as created pursuant to the Security Documents or (iv) liens permitted by the Indenture and the Security Documents.  Any real property, personal property and buildings held under lease by the Issuer, Holdings or any such Subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such property and buildings by the Issuer or such Subsidiary.

(o) The Issuer, Holdings and the Subsidiaries have (i) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and have made all declarations and filings with, all applicable Governmental Authorities and all self-regulatory authorities (each, an “Authorization”) necessary to engage in the business conducted by them in the manner described in the General Disclosure Package, except where the failure to hold such Authorizations could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) the Issuer, Holdings and the Subsidiaries have not received written notice from any Governmental Authority or self-regulatory authority threatening to limit, suspend or revoke any such Authorization, except where such limitation, suspension or revocation could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  All such Authorizations are valid and in full force and effect, and the Issuer, Holdings and the Subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the authorities having jurisdiction with respect to such Authorizations, except for any invalidity, failure to be in full force and effect or noncompliance with any Authorization that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(p) Except as could not reasonably be expected to have a Material Adverse Effect, no labor disturbance by the employees of the Issuer, Holdings or any Subsidiary exists or, to the knowledge of the Issuer or the Guarantors, is imminent.

(q) The Issuer, Holdings and each Subsidiary owns, possesses or has the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the “Intellectual Property Rights”) necessary to conduct the businesses operated by it as described in the General Disclosure Package, except where the failure to own, possess or have the right to employ such Intellectual Property could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  Neither the Issuer, nor Holdings nor any Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing that could reasonably be expected to have a Material Adverse Effect.  The use of the Intellectual Property in connection with the business and operations of the Issuer, Holdings and the Subsidiaries does not infringe on the rights of any person, except for such infringement as could not reasonably be expected to have a Material Adverse Effect.

(r) Except as disclosed in the General Disclosure Package or as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Issuer, Holdings and the Subsidiaries are in compliance with and not subject to any pending or threatened liability under applicable Environmental Laws (as defined below), (ii) the Issuer, Holdings and the Subsidiaries have made all filings and provided all notices required under any applicable Environmental Law, and have, and are in compliance with, all permits, licenses or other approvals required under any applicable Environmental Laws for their current operations and each of them is in full force and effect, (iii) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or threatened against the Issuer, Holdings or any Subsidiary under any Environmental Law, (iv) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Issuer or any Subsidiary, (v) neither the Issuer, nor Holdings nor any Subsidiary has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any comparable state law and (vi) no property or facility of the Issuer or any Subsidiary is (A) listed or proposed for listing on the National Priorities List under CERCLA or (B) listed on the Comprehensive Environmental Response, Compensation and Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any Governmental Authority.  No facts or circumstances exist and no event or condition is occurring or has occurred with respect to the Issuer, Holdings or any Subsidiary relating to any Environmental Law, any release of any hazardous, toxic or dangerous substance or waste, any chemical, any solid waste, any other pollutant or contaminant, or the Issuer’s, Holdings’ or any Subsidiary’s compliance with current requirements of Environmental Law, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

For purposes of this Agreement, “Environmental Laws” means the common law and all applicable federal, state, local and foreign laws, regulations, rules, ordinances, codes, orders, decrees, judgments, injunctions or any other legally enforceable requirement issued, promulgated, approved or entered thereunder, relating to pollution, or to protection of public or employee health and safety from hazardous, toxic or dangerous substances or wastes or protection of the environment, including, without limitation, laws relating to:  (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport, arrangement for disposal or transport or handling of hazardous, toxic or dangerous substances or waste, any chemical, any solid waste, or any other pollutant or contaminant, and (iii) underground and aboveground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

(s) Except as set forth in the General Disclosure Package, there is no action, suit or proceeding before or by any Governmental Authority or arbitrator, now pending or, to the knowledge of the Issuer or the Guarantors, threatened, to which the Issuer, Holdings or any Subsidiary is or may be a party or to which the business, assets or property of the Issuer, Holdings or any Subsidiary is or may be subject that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(t) All tax returns required to be filed by the Issuer, Holdings or any Subsidiary have been filed in all jurisdictions where such returns are required to be filed; and all taxes shown on such returns that are due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided to the extent required in accordance with generally accepted accounting principles in the United States (“GAAP”) or those currently payable without penalty or interest and except where the failure to make such required filings or payments could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(u) Neither the Issuer, nor Holdings nor any Subsidiary has any liability for any prohibited transaction or accumulated funding deficiency (within the meaning of Section 412 of the Internal Revenue Code) or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Issuer, Holdings or any Subsidiary makes or ever has made a contribution and in which any employee of the Issuer, Holdings or any Subsidiary is or has ever been a participant, except for such liability as could not reasonably be expected to have a Material Adverse Effect.  With respect to such plans, the Issuer, Holdings and each Subsidiary is in compliance with all applicable provisions of ERISA, except for such non-compliance as could not reasonably be expected to have a Material Adverse Effect.

(v) As of the date hereof and as of the Closing Date, immediately prior to and immediately following the consummation of the Transactions, the Issuer and each Guarantor is and will be Solvent.  As used herein, “Solvent” shall mean, for any person on a particular date, that on such date (A) the fair value of the assets of such person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person, (B) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (C) such person does not intend to, and does not believe that it will, incur debts and liabilities beyond such person’s ability to pay as such debts and liabilities mature, (D) such person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such person’s property would constitute an unreasonably small capital and (E) such person is able to pay its debts as they become due and payable.

(w) The public accountants whose report is included in the General Disclosure Package and Final Offering Memorandum are independent with respect to the Issuer and Guarantors within the meaning of the Act and the rules of the Public Company Accounting Oversight Board.  The historical financial statements (including the notes thereto) included in the General Disclosure Package and Final Offering Memorandum present fairly in all material respects the consolidated financial position, results of operations, cash flows and changes in stockholder’s equity of the entities to which they relate at the respective dates and for the respective periods indicated.  All such financial statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods presented (except as disclosed therein) and in compliance with Regulation S-X (“Regulation S-X”) under the Exchange Act, except that the interim financial statements do not include full footnote disclosure.  The historical financial information set forth under the captions “Offering Memorandum Summary — Summary Historical Financial Information” included in the General Disclosure Package and Final Offering Memorandum and the “Selected Historical Financial Information” incorporated therein by reference have been prepared on a basis consistent with that of the audited financial statements of Holdings.  Since the date as of which information is given in the General Disclosure Package, except as set forth or contemplated in the General Disclosure Package, (i) neither the Issuer nor Holdings nor any Subsidiary has (A) incurred any liabilities or obligations, direct or contingent, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (B) entered into any material transaction not in the ordinary course of business, (ii) there has not been any event or development in respect of the business or condition (financial or other) of the Issuer, Holdings or any Subsidiary that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (iii) there has been no dividend or distribution of any kind declared, paid or made by the Issuer or Holdings on any of its equity interests and (iv) there has not been any change in the long-term debt of the Issuer, Holdings or any Subsidiary.  The amounts identified on the pages from the Preliminary Offering Memorandum and Final Offering Memorandum attached hereto as Exhibit F were prepared utilizing information derived from the appropriate financial, accounting and corporate records of the Company and its subsidiaries, and such information is accurate and correct in all material respects based on good faith assumptions that were reasonable at the time made, and there is no reason to believe any modification should be made to such information.

(x) The statistical and market-related data included in the General Disclosure Package and Final Offering Memorandum, any document incorporated into the Preliminary Offering Memorandum and Final Offering Memorandum or any Issuer Free Writing Communication are based on or derived from sources that the Issuer and Guarantors believe to be reliable and accurate in all material respects.  All forward-looking statements included in the General Disclosure Package and Final Offering Memorandum, except for statistical and market-related data, represent the Issuer’s and Guarantors’ good faith estimates that are made on the basis of data derived from sources they believe to be reliable and accurate in all material respects.  The Issuer has obtained the written consent to the use of such data from such sources to the extent required.

(y) Neither the Issuer, Holdings nor any of the Subsidiary Guarantors is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and the Issuer is not, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, an “investment company” as defined in the Investment Company Act.

(z) There are no securities of the Issuer or Guarantors that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated interdealer quotation system of the same class, within the meaning of Rule 144A, as the Securities.

(aa) Assuming the accuracy of, and compliance with, the representations, warranties and agreements of the Initial Purchasers in Section 4 of this Agreement and the compliance by the holders of the Offered Securities with the offering and transfer restrictions set forth in the General Disclosure Package and Final Offering Memorandum, the offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act; and it is not necessary to qualify an indenture in respect of the Offered Securities under the Trust Indenture Act.

(bb) Neither the Issuer, nor the Guarantors, nor any of its or their affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Issuer makes no representation) (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S.  The Issuer, the Guarantors, their respective affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Issuer makes no representation) have complied and will comply with the offering restrictions requirement of Regulation S.  Neither the Issuer nor any Guarantor has entered and neither the Issuer nor any Guarantor will enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

(cc) Neither the Issuer, nor Holdings nor any Subsidiary is (i) in violation of its charter, bylaws or other similar constitutive documents, (ii) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which the Issuer, Holdings or any Subsidiary is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, “Agreements and Instruments”) or (iii) in violation of any law, statute, rule or regulation or any judgment, order or decree of any domestic or foreign court or other governmental or regulatory authority, agency or other body with jurisdiction over any of them or any of their assets or properties (“Governmental Authority”), except, in the case of clauses (ii) and (iii), for such defaults or violations as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(dd) The sale of the Offered Securities pursuant to Regulation S is not part of a plan or scheme to evade the registration process of the Securities Act.

(ee) Neither the Issuer nor Holdings nor any of its Subsidiaries nor any agent (other than the Initial Purchasers, as to whom the Issuer makes no representation) thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(ff) The Registration Rights Agreement has been duly and validly authorized by the Issuer and the Guarantors and, when duly executed and delivered by the Issuer and Guarantors (assuming the due authorization, execution and delivery thereof by the Initial Purchasers), will constitute a valid and legally binding obligation of the Issuer and the Guarantors, enforceable against them in accordance with its terms, except that (i) the enforcement thereof may be limited by the Bankruptcy Exceptions and (ii) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.  The Registration Rights Agreement, when executed and delivered, will conform in all material respects to the description thereof in the General Disclosure Package and in the Final Offering Memorandum.

(gg) No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Issuer that it is considering imposing) any condition (financial or otherwise) on the Issuer’s retaining any rating assigned to the Issuer or any securities of the Issuer or (ii) has indicated to the Issuer that it is considering (A) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (B) any change in the outlook for any rating of the Issuer or any securities of the Issuer.

(hh) The Issuer and Holdings maintain disclosure controls and procedures (as defined as Rule 13a-15(e) of the Exchange Act) designed to ensure that information required to be disclosed by Holdings in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported in accordance with the Exchange Act and the rules and regulations thereunder.  Holdings has carried out and will carry out evaluations, under the supervision and with the participation of the management of Holdings and the Issuer, of the effectiveness of the design and operation of the Issuer’s disclosure controls and procedures in accordance with Rule 13a-15 of the Exchange Act.

(ii) The Issuer, Holdings and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance in all material respects that:  (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of their financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for their assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as disclosed in the General Disclosure Package, the Issuer is not aware of any material weaknesses in its or its subsidiaries’ internal controls.

(jj) The Issuer will use the net proceeds received in connection with this offering and the Transactions in the manner described in the “Use of Proceeds” section of the General Disclosure Package.

(kk) Each of the Security Documents has been duly authorized by each of the Issuer and each of the Guarantors party thereto and on the Closing Date will be duly executed and delivered by each of the Issuer and each of the Guarantors party thereto and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of each of the Issuer and each of the Guarantors party thereto enforceable against each of the Issuer and each of the Guarantors party thereto in accordance with its terms, subject to the Bankruptcy Exceptions.

(ll) As of the Closing Date, the Security Documents will represent all of the collateral and guarantee agreements, security agreements and other similar agreements necessary to grant to the holders of the Offered Securities a valid first-priority lien on the Notes Collateral and a valid second-priority lien on the Bank Collateral subject only to the liens or encumbrances permitted under the Indenture on the Collateral, except the deposit account control agreements, security account control agreements and mortgages.

(mm) The Security Documents, when duly executed and delivered, will create valid and (when all required filings and recordings with respect to, and deliveries of, Collateral have been made as described in the Security Documents) perfected security interests in the Collateral (subject to the exceptions contemplated or permitted by the Indenture and the Security Documents).

(nn) On and as of the Closing Date:

(i) Upon delivery to the Notes Collateral Agent or the Bank Collateral Agent of the certificates or instruments representing or evidencing the Pledged Collateral (as defined in the Collateral Agreement) in accordance with the Collateral Agreement (or in the case of certificates or instruments representing or evidencing Collateral which are then in the possession of the Notes Collateral Agent or the Bank Collateral Agent, upon the execution and delivery of the Intercreditor Agreement) and, in the case of Collateral not constituting certificated securities or instruments, the filing of Uniform Commercial Code (“UCC”) financing statements in the appropriate filing office, the Notes Collateral Agent will obtain a valid and perfected first-priority lien in the Notes Collateral and a valid and perfected second-priority lien in the Bank Collateral, subject only to the liens or encumbrances permitted under the Indenture and the Security Documents; and security interest in all right, title and interest of the applicable pledgor in such other Pledged Collateral as security for the payment and performance of the Obligations (as defined in the Collateral Agreement) to the extent that a security interest in such Collateral may be perfected by such filings.

(ii) Upon filing by the Notes Collateral Agent of (A) UCC financing statements, (B) any filings required with the United States Patent and Trademark Office and (C) any filings required with the United States Copyright Office, the security interests granted pursuant to the Collateral Agreement will constitute valid, perfected security interests subject only to the liens or encumbrances permitted under the Indenture and the Security Documents on such Collateral described therein for the ratable benefit of the Secured Parties to the extent that a security interest in such Collateral may be perfected by such filings.

Each certificate signed by any officer of the Issuer or any Guarantor and delivered to the Initial Purchasers or counsel for the Initial Purchasers pursuant to, or in connection with, this Agreement shall be deemed to be a representation and warranty by the Issuer and Guarantors to the Initial Purchasers as to the matters covered by such certificate.

The Issuer and Guarantors acknowledge that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 7 of this Agreement, counsel to the Issuer and Guarantors and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations, and the Issuer and Guarantors hereby consent to such reliance.

3. Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Issuer agrees to sell to the Initial Purchasers, and the Initial Purchasers agree, severally and not jointly, to purchase from the Issuer, at a purchase price of 97.5625% of the principal amount thereof plus accrued interest, if any, from February 11, 2011, to the Closing Date, the entire principal amount of Offered Securities set forth opposite the names of the several Initial Purchasers in Schedule A hereto.

The Issuer will deliver against payment of the purchase price the Offered Securities to be offered and sold by the Initial Purchasers in reliance on Regulation S (the “Regulation S Securities”) in the form of one or more permanent global Securities in registered form without interest coupons (the “Regulation S Global Securities”), which will be deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC.  The Issuer will deliver against payment of the purchase price the Offered Securities to be purchased by each Initial Purchaser hereunder and to be offered and sold by each Initial Purchaser in reliance on Rule 144A under the Securities Act (the “144A Securities”) in the form of one permanent global security in definitive form without interest coupons (the “Restricted Global Securities”) deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC.  The Regulation S Global Securities and the Restricted Global Securities shall be assigned separate CUSIP numbers.  The Restricted Global Securities shall include the legend regarding restrictions on transfer set forth under “Transfer Restrictions” in the Final Offering Memorandum.  Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Final Offering Memorandum.

Payment for the Regulation S Securities and the 144A Securities shall be made by the Initial Purchasers in Federal (same day) funds by wire transfer to an account of the Issuer or an account as the Issuer may direct at a bank acceptable to the Initial Purchasers, at the office of Cravath, Swaine & Moore LLP at 9:00 a.m. (New York time) on February 11, 2011, or at such other time not later than seven full business days thereafter as the Initial Purchasers and the Issuer determine, such time being herein referred to as the “Closing Date,” against delivery to the Trustee as custodian for DTC of (i) the Regulation S Global Securities representing all of the Regulation S Securities and (ii) the Restricted Global Securities representing all of the 144A Securities.  The Regulation S Global Securities and the Restricted Global Securities will be made available for checking at the office of Cravath, Swaine & Moore LLP at least 24 hours prior to the Closing Date.

4. Representations by the Initial Purchasers; Resale by the Initial Purchasers.

(a) Each Initial Purchaser severally represents and warrants to the Issuer that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(b) Each Initial Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act.  Each Initial Purchaser severally represents and agrees that it has offered and sold the Offered Securities and will offer and sell the Offered Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or Rule 144A under the Securities Act.  Accordingly, neither such Initial Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Initial Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S and Rule 144A.  Each Initial Purchaser severally represents and agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Initial Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act.  Terms used above have the meanings given to them by Regulation S.”

Terms used in this subsection (b) have the meanings given to them by Regulation S.

(c) Each Initial Purchaser severally represents and agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Initial Purchasers or affiliates of the other Initial Purchasers or with the prior written consent of the Issuer and the Guarantors.

(d) Each Initial Purchaser severally represents and agrees that it and each of its affiliates will not offer or sell the Offered Securities by means of any form of general solicitation or general advertising, within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.  Each Initial Purchaser severally represents and agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

Each Initial Purchaser severally represents and agrees that (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of its business, (ii) it has not offered or sold and will not offer or sell the Offered Securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Offered Securities would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by the Issuer, (iii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Offered Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer or the Guarantors, and (iv) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.

5. Certain Agreements of the Issuer and each Guarantor.  The Issuer and each Guarantor agree with the several Initial Purchasers that:

(a) The Issuer and the Guarantors will advise the Representative promptly of any proposal to amend or supplement the Preliminary Offering Memorandum or Final Offering Memorandum and will not effect such amendment or supplement without the Representative’ consent, which consent shall not be unreasonably delayed or withheld.  If, at any time prior to the completion of the resale of the Offered Securities by the Initial Purchasers, any event occurs as a result of which any document included in the Preliminary Offering Memorandum or Final Offering Memorandum, the General Disclosure Package or any Supplemental Marketing Material, if republished immediately following such event or development, included or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or if it is necessary at any time to amend or supplement the Preliminary Offering Memorandum or Final Offering Memorandum, the General Disclosure Package or any Supplemental Marketing Material to comply with any applicable law, the Issuer and the Guarantors will promptly notify the Representative of such event and will promptly prepare, at their own expense, an amendment or supplement which will correct such statement or omission.  Neither the Representative’ consent to, nor the Initial Purchasers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.  The second sentence of this subsection does not apply to statements in or omissions from any document in the Preliminary Offering Memorandum or Final Offering Memorandum, the General Disclosure Package or any Supplemental Marketing Material made in reliance upon and in conformity with written information furnished to the Issuer by the Initial Purchasers specifically for use therein, it being understood and agreed that the only such information is that described in Section 8(b) hereof.

(b) The Issuer and the Guarantors will furnish to the Initial Purchasers copies of the Preliminary Offering Memorandum, each other document comprising a part of the General Disclosure Package, the Final Offering Memorandum, all amendments and supplements to such documents and each item of Supplemental Marketing Material, in each case as soon as available and in such quantities as the Representative reasonably requests.  At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, the Issuer and the Guarantors will promptly furnish or cause to be furnished to the Representative (and, upon request, to each of the other Initial Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) to the extent necessary to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities.  The Issuer will pay the expenses of printing and distributing all such documents.

(c) The Issuer and the Guarantors will use their commercially reasonable efforts, in cooperation with the Initial Purchasers, to arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such states in the United States as the Representative reasonably designate and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Initial Purchasers, provided that the Issuer will not be required to qualify as a foreign corporation or to file a general consent to service of process or subject itself to taxation in any such state.

(d) During the period of one year after the Closing Date, the Issuer will, upon request, furnish to the Initial Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

(e) During the period of one year after the Closing Date, the Issuer will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them, unless (i) such Offered Securities are sold pursuant to a registration statement which is effective under the Securities Act or (ii) such Offered Securities are sold accompanied by an opinion of counsel that the buyer of such Offered Securities is acquiring freely tradable securities.

(f) During the period of one year after the Closing Date, the Issuer will not be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(g) The Issuer and the Guarantors will pay all expenses incidental to the performance of their respective obligations under this Agreement, the Indenture, the Registration Rights Agreement and the other Operative Documents including (i) the fees and expenses of the Trustee and its professional advisers, (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities, the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Preliminary Offering Memorandum, any other documents comprising any part of the General Disclosure Package, the Final Offering Memorandum, all amendments and supplements thereto, each item of Supplemental Marketing Material and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and, as applicable, the Exchange Securities, (iii) the cost of any advertising approved by the Issuer in connection with the issue of the Offered Securities, (iv) any reasonable expenses (including reasonable fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions as the Initial Purchasers designate and the printing of memoranda relating thereto, (v) any fees charged by investment rating agencies for the rating of the Offered Securities, (vi) expenses incurred in distributing the Preliminary Offering Memorandum, any other documents comprising any part of the General Disclosure Package, the Final Offering Memorandum (including any amendments and supplements thereto) and any Supplemental Marketing Material to the Initial Purchasers, and (vii) any fees and expenses of the Trustee, the Notes Collateral Agent and any agent of the Trustee and/or Notes Collateral Agent and the fees and disbursements of counsel for the Trustee and/or Notes Collateral Agent in connection with the Indenture, the Security Documents, the Intercreditor Agreement, the Offered Securities and the Guarantees; (viii) the fees and expenses incurred by the Issuer or any Guarantor in connection with perfection of security interest in and liens on the Collateral set forth in the Security Documents; and (ix) the reasonable and documented fees and expenses of Cravath Swaine & Moore LLP, as counsel for the Initial Purchasers, incurred in connection with perfection of security interests in and liens on the Collateral set forth in the Security Documents.  It is understood, however, that, except for as provided in Section 8 and Section 10, the Initial Purchasers will pay all of the fees, costs, expenses and disbursements of their counsel in connection with the issuance and sale of the Offered Securities.

(h) In connection with the offering, until the Initial Purchasers shall have notified the Issuer of the completion of the resale of the Offered Securities, neither the Issuer nor the Guarantors, nor any of their affiliates has or will (other than the Initial Purchasers or their affiliates, as to which the Issuer makes no agreement), either alone or with one or more other persons, bid for or purchase for any account in which they or any of their affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither they nor any of their affiliates (other than the Initial Purchasers or their affiliates as to which the Issuer makes no agreement) will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

(i) For a period of 90 days after the date of this Agreement, the Issuer will not offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, without the written consent of the Representative, any United States dollar-denominated debt securities (which does not include borrowings under the ABL Facility (as defined in the Preliminary Offering Memorandum) and the Exchange Securities) issued or guaranteed by the Issuer and having a maturity of more than one year from the date of issue.  The Issuer will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offer and sale of the Offered Securities.

(j) If less than all of the outstanding 11.75% Notes are tendered in the Tender Offer on or prior to the Early Tender Date, on the Closing Date, the Issuer shall (i) issue, or cause to be issued, an irrevocable notice (or notices) of the Redemption to the trustee of the 11.75% Notes and the holders of the 11.75% Notes and (ii) irrevocably deposit, or cause to be irrevocably deposited, with the trustee of the 11.75% Notes, a portion of the net proceeds from the offering and sale of the Offered Securities in an amount sufficient to redeem (i) the lesser of (x) $70,000,000 aggregate principal amount of 11.75% Notes and (y) the aggregate principal amount of any 11.75% Notes that were not tendered on or prior to the Early Tender Date, in either case at a redemption price equal to 103% of such principal amount, plus accrued and unpaid interest, if any, to the First Redemption Date and (ii) an aggregate principal amount of 11.75% Notes, if any, equal to (x) the aggregate principal amount of 11.75% Notes that were not tendered on or prior to the Early Tender Date, less (y) $70,000,000, at a redemption price equal to 105.875% of such amount, plus accrued and unpaid interest to the Final Redemption Date.  The Issuer hereby covenants and agrees not to take, or cause to be taken, any further action with respect to such net proceeds after such deposit with the trustee for the 11.75% Notes, except (i) in respect of the Tender Offer, to pay for the purchase on the Final Settlement Date of 11.75% Notes tendered on or prior to the Expiration Date, (ii) in respect of the Redemption or (iii) as may be required by applicable law.

6. Free Writing Communications.  (a)  The Issuer and each Guarantor represents and agrees that, unless it obtains the prior consent of the Initial Purchasers, and each Initial Purchaser represents and agrees with the Issuer that, unless it obtains the prior consent of the Issuer and the Representative, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Communication; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Issuer Free Writing Communications included in Schedule C and the Supplemental Marketing Material included in Schedule D to this Agreement.

(b) The Issuer consents to the use by any Initial Purchaser of a Free Writing Communication that (i) contains only (A) information describing the preliminary terms of the Offered Securities or their offering or (B) information that describes the final terms of the Offered Securities or their offering and that is included in the Terms Communication or is included in or is subsequently included in the Final Offering Memorandum or (ii) does not contain any material information about the Issuer or any Guarantor or their securities that was provided by or on behalf of the Issuer or any Guarantor, it being understood and agreed that any such Free Writing Communication referred to in clause (i) or (ii) shall not be Issuer Free Writing Communication for purposes of this Agreement.

7. Conditions of the Obligations of the Initial Purchasers.  The obligation of the several Initial Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Issuer and the Guarantors herein as of the date hereof and as of the Closing Date, to the accuracy of the statements of officers of the Issuer and Guarantors made pursuant to the provisions hereof, to the performance by the Issuer and the Guarantors of their obligations hereunder in all material respects and to the following additional conditions precedent:

(a) The Representative, on behalf of the Initial Purchasers shall have received a customary “comfort letter”, dated the date of this Agreement, of KPMG LLP (“KPMG”) and Ernst & Young LLP (“E&Y”), in form and substance reasonably satisfactory to the Initial Purchasers concerning certain financial information with respect to Holdings and its subsidiaries set forth in the General Disclosure Package.

(b) No stop order suspending the qualification or exemption from qualification of the Offered Securities in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

(c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of Holdings and its subsidiaries taken as one enterprise which, in the reasonable judgment of the Initial Purchasers, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities, (ii) any downgrading in the rating of any debt securities of the Issuer or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuer or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Issuer or any of its subsidiaries has been placed on negative outlook, (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the reasonable judgment of the Representative, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, (v) any banking moratorium declared by U.S. federal or New York authorities, (vi) any major disruption of settlements of securities, payment or clearance services in the United States, or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the reasonable judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

(d) The Initial Purchasers shall have received opinions, dated the Closing Date, of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Issuer, in substantially the form attached hereto as Exhibit A and reasonably acceptable to the Initial Purchasers.

(e) The Initial Purchasers shall have received an opinion, dated the Closing Date, from Lathrop & Gage LLP, Missouri counsel for the Issuer, in the form of Exhibit B hereto and reasonably acceptable to the Initial Purchasers.

(f) The Initial Purchasers shall have received an opinion, dated the Closing Date, from Marshall & Melhorn LLC, Ohio counsel for the Issuer, in the form of Exhibit C hereto and reasonably acceptable to the Initial Purchasers.

(g) The Initial Purchasers shall have received an opinion, dated the Closing Date, from Adams & Reese LLP, Texas counsel for the Issuer, in the form of Exhibit D hereto and reasonably acceptable to the Initial Purchasers.

(h) The Initial Purchasers shall have received from Cravath, Swaine & Moore LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Issuer, the validity of the Offered Securities, the Final Offering Memorandum and the General Disclosure Package, the exemption from registration for the offer and sale of the Offered Securities by the Issuer to the Initial Purchasers and the resales by the Initial Purchasers as contemplated hereby and other related matters as the Initial Purchasers may require, and the Issuer shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(i) The Initial Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Issuer and each Guarantor in which such officers, to the best of their knowledge and after reasonable investigation, shall state on behalf of the Issuer and the Guarantors that the representations and warranties of the Issuer and the Guarantors in this Agreement are true and correct, that the Issuer and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Issuer and its subsidiaries taken as a whole except as set forth in or contemplated by the General Disclosure Package or as described in such certificate.

(j) The Initial Purchasers shall have received a letter, dated the Closing Date, of KPMG and E&Y that meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three business days prior to the Closing Date for the purposes of this subsection and except it shall refer to financial information with respect to Holdings and its subsidiaries in the Final Offering Memorandum.

(k) The Issuer and the Guarantors shall have executed and delivered the Registration Rights Agreement and the Indenture.

(l) The Initial Purchasers shall have been furnished with wiring instructions for the application of the proceeds of the Offered Securities in accordance with this Agreement and such other information as they may reasonably request.

(m) All agreements set forth in the blanket representation letter of the Issuer to DTC relating to the approval of the Offered Securities by DTC for “book-entry” transfer shall have been complied with.

(n) On or prior to the Closing Date, the Collateral Agreement, the Intercreditor Agreement and the other Security Documents shall have been entered into by the parties thereto, and the Notes Collateral Agent and the Initial Purchasers shall have received a copy of each of the duly executed Security Documents.

(o) On or prior to the Closing Date, all documents and instruments, including UCC financing statements, required by law or reasonably requested by the Notes Collateral Agent to be filed, registered or recorded to create liens intended to be created by the Indenture and the Security Documents and perfect such liens to the extent required by, and with the priority required by, the Collateral Agreement and the Intercreditor Agreement, shall have been filed, registered or recorded or delivered to the Notes Collateral Agent.

(p) All filing fees, taxes and other amounts payable in connection with filings, recordings and registrations shall have been paid or payment by the Issuer provided for to the reasonable satisfaction of the Notes Collateral Agent.

(q) On or prior to the Closing Date, the Initial Purchasers shall have received the results of lien searches, conducted by the lien search service previously identified to counsel for the Representative or another search service reasonably satisfactory to the Representative, and the Representative shall be satisfied that no material liens are outstanding on the property or assets of the Issuer and the Guarantors, other than any such liens (i) which are permitted under the Indenture or (ii) as to which the Representative have received documentation reasonably satisfactory to it evidencing the termination of such liens.

(r) On or prior to the Closing Date, the Initial Purchasers shall have received a completed certificate in the form attached to the Collateral Agreement (the “Perfection Certificate”) to be dated as of the Closing Date, executed by an executive officer of the Issuer, together with all attachments contemplated thereby, which shall be correct and complete as of the Closing Date.

The Issuer will furnish the Initial Purchasers with such conformed copies of such opinions, certificates, letters and documents required hereunder as the Initial Purchasers reasonably request.  The Representative may in their sole discretion waive on behalf of the Initial Purchasers compliance with any conditions to the obligations of the Initial Purchasers hereunder.

8. Indemnification and Contribution.  (a)  The Issuer and the Guarantors, jointly and severally, will indemnify and hold harmless each Initial Purchaser, its partners, directors, members and officers, affiliates and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Memorandum or the Final Offering Memorandum, in each case as amended or supplemented, or any Issuer Free Writing Communication (including, without limitation, any Supplemental Marketing Material), or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Issuer’s or Guarantors’ failure to perform their obligations under Section 5(a) of this Agreement, and (subject to Section 8(c)) will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuer and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Issuer by any Initial Purchaser through the Representative specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

(b) Each Initial Purchaser will severally and not jointly indemnify and hold harmless each of the Issuer and the Guarantors, their respective directors and officers and each person, if any, who controls the Issuer or such Guarantor within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Issuer may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Memorandum or the Final Offering Memorandum, in each case as amended or supplemented or any Issuer Free Writing Communication, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer by such Initial Purchaser through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Issuer in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the following information in the Preliminary and Final Offering Memorandum: paragraph three, and the second and third sentences of paragraph eight under the caption “Plan of Distribution”; provided, however, that the Initial Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Issuer’s failure to perform its obligations under Section 5(a) of this Agreement.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above, except to the extent that it has been materially prejudiced by such failure.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  In no event shall an indemnifying party be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for all indemnified parties in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and does not include a statement as to any admission of fault, culpability or failure to act by or on behalf of any indemnified party.  No indemnifying party shall be liable for any settlement or compromise of, or consent to the entry of judgment with respect to, any such action or claim effected without its consent.

(d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 8(a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer and the Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  The relative benefits received by the Issuer and the Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer bear to the total discounts and commissions received by the Initial Purchasers from the Issuer under this Agreement.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and the Guarantors or the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 8(d).  Notwithstanding the provisions of this Section 8(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  The Initial Purchasers’ obligations in this Section 8(d) to contribute are several in proportion to their respective purchase obligations and not joint.  The Issuer, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

(e) The obligations of the Issuer and the Guarantors under this Section 8 shall be in addition to any liability which the Issuer and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Initial Purchasers under this Section 8 shall be in addition to any liability which the respective Initial Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Issuer or such Guarantor within the meaning of the Securities Act or the Exchange Act.

9. Default of Initial Purchasers.  If any Initial Purchaser or Initial Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase does not exceed 10% of the aggregate principal amount of Offered Securities, the Representative may make arrangements satisfactory to the Issuer for the purchase of such Offered Securities by other persons, including any of the Initial Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Initial Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Initial Purchasers agreed but failed to purchase.  If any Initial Purchaser or Initial Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the aggregate principal amount of shares of Offered Securities that the Initial Purchasers are obligated to purchase on such Closing Date and arrangements satisfactory to the Representative and the Issuer for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser or the Issuer, except as provided in Section 10.  As used in this Agreement, the term “Initial Purchaser” includes any person substituted for an Initial Purchaser under this Section.  Nothing herein will relieve a defaulting Initial Purchaser from liability for its default.

10. Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Issuer and the Guarantors and their respective officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Initial Purchaser, the Issuer, the Guarantors, the Representative, officers or directors or any controlling person of the Issuer or Guarantors, and will survive delivery of and payment for the Offered Securities.  If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Initial Purchasers is not consummated, the Issuer and the Guarantors shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Issuer and the Guarantors and the Initial Purchasers pursuant to Section 8 shall remain in effect.  If the purchase of the Offered Securities by the Initial Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of Section 7(c), the Issuer will reimburse the Initial Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Offered Securities.

11. Notices.  All communications with respect to or under this Agreement, except as may be otherwise specifically provided in this Agreement, shall be in writing and, if sent to the Initial Purchasers, shall be mailed, delivered or telecopied and confirmed in writing to c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010 (fax number:  (212) 325-8278), Attention: IBD Legal, with a copy for informational purposes only to Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019 (fax number: 212-474-3700), Attention: William J. Whelan, III, Esq.; or, if sent to the Issuer, will be mailed, delivered or telegraphed and confirmed to it at Ply Gem Industries, Inc., 5020 Weston Parkway, Suite 400, Cary, NC 27513, Attention: Shawn Poe, with a copy for informational purposes only to Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, NY 10019, Attention:  John C. Kennedy, Esq.

12. Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Issuer as if such holders were parties hereto.

13. Representation of Initial Purchasers.  You will act for the several Initial Purchasers in connection with this purchase, and any action under this Agreement taken by you will be binding upon all the Initial Purchasers.

14. Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship.  The Issuer acknowledges and agrees that:

(a) the Initial Purchasers have been retained solely to act as initial purchasers in connection with the initial purchase, offering and resale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Issuer and the Initial Purchasers has been created in respect of any of the transactions contemplated by this Agreement or the Preliminary Offering Memorandum or Final Offering Memorandum, irrespective of whether the Initial Purchasers have advised or is advising the Issuer on other matters;

(b) the purchase price of the Offered Securities set forth in this Agreement was established by the Issuer following discussions and arm’s-length negotiations with the Initial Purchasers and the Issuer is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) the Issuer has been advised that the Initial Purchasers and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Issuer and that the Initial Purchasers have no obligation to disclose such interests and transactions to the Issuer by virtue of any fiduciary, advisory or agency relationship; and

(d) the Issuer waives, to the fullest extent permitted by law, any claims it may have against the Initial Purchasers for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Initial Purchasers shall have no liability (whether direct or indirect) to the Issuer in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Issuer, including stockholders, employees or creditors of the Issuer.

16. Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

The Issuer and the Initial Purchasers hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Issuer a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the several Initial Purchasers, the Guarantors and the Issuer in accordance with its terms.

Very truly, yours,

PLY GEM INDUSTRIES, INC.

By
/s/ Shawn K. Poe_____________
Name: Shawn K. Poe
Title: Vice President and Chief Financial Officer

[Signature Page - Ply Gem Purchase Agreement]

PLY GEM HOLDINGS, INC.

By
/s/ Shawn K. Poe________________
Name: Shawn K. Poe
Title: Vice President and Chief Financial Officer

[Signature Page - Ply Gem Purchase Agreement]

ALENCO BUILDING PRODUCTS MANAGEMENT, L.L.C.
ALENCO EXTRUSION GA, L.L.C.
ALENCO EXTRUSION MANAGEMENT, L.L.C.
ALENCO HOLDING CORPORATION
ALENCO INTERESTS, L.L.C.
ALENCO TRANS, INC.
ALENCO WINDOW GA, L.L.C.
ALUMINUM SCRAP RECYLE, L.L.C.
AWC ARIZONA, INC.
AWC HOLDING COMPANY
GLAZING INDUSTRIES MANAGEMENT, L.L.C.
GREAT LAKES WINDOW, INC.
KROY BUILDING PRODUCTS, INC.
MASTIC HOME EXTERIORS, INC.
MW MANUFACTURERS, INC.
NAPCO, INC.
NEW ALENCO EXTRUSION, LTD.
NEW ALENCO WINDOW, LTD.
NEW GLAZING INDUSTRIES, LTD.
PLY GEM PACIFIC WINDOWS CORPORATION
VARIFORM, INC.

By
/s/ Shawn K. Poe_________________
Name: Shawn K. Poe
Title: Vice President

[Signature Page - Ply Gem Purchase Agreement]

The foregoing Purchase Agreement
is hereby confirmed and accepted as
of the date first above written.

By:  CREDIT SUISSE SECURITIES (USA) LLC

By:  /s/ Diron Jebejian________________

Name:  Diron Jebejian
Title:    Managing Director

as Representative of the several Initial Purchasers.

[Signature Page - Ply Gem Purchase Agreement]

SCHEDULE A

Initial Purchaser	Principal Amount Offered Securities
Credit Suisse Securities (USA) LLC	$369,230,769.23
UBS Securities LLC	$369,230,769.23
Morgan Keegan & Company, Inc.	$20,512,820.51
Raymond James & Associates, Inc.	$20,512,820.51
Stephens Inc.	$20,512,820.51
Total	$800,000,000.00

SCHEDULE B

Subsidiary Guarantors
Alenco Building Products Management, L.L.C.
Alenco Extrusion GA, L.L.C.
Alenco Extrusion Management, L.L.C.
Alenco Holding Corporation
Alenco Interests, L.L.C.
Alenco Trans, Inc.
Alenco Window GA, L.L.C.
Aluminum Scrap Recycle, L.L.C.
AWC Arizona, Inc.
AWC Holding Company
Glazing Industries Management, L.L.C.
Great Lakes Window, Inc.
Kroy Building Products, Inc.
Mastic Home Exteriors, Inc.
MW Manufacturers Inc.
MWM Holding, Inc.
Napco, Inc.
New Alenco Extrusion, Ltd.
New Alenco Window, Ltd.
New Glazing Industries, Ltd.
Ply Gem Pacific Windows Corporation
Variform, Inc.

SCHEDULE C

1.   Terms Communication attached hereto as Exhibit C-1.

EXHIBIT C-1

[See following page]

SCHEDULE D

SUPPLEMENTAL MARKETING MATERIAL

1.           Investor presentation slides.

SCHEDULE E

LIST OF SUBSIDIARIES

Parent	Subsidiary	Jurisdiction
Alenco Holding Corporation (100%)	Alenco Building Products Management, L.L.C.	Delaware
Alenco Holding Corporation (100%)	Alenco Extrusion Management, L.L.C.	Delaware
Alenco Holding Corporation (100%)	Alenco Interests, L.L.C.	Delaware
Alenco Holding Corporation (100%)	Alenco Trans, Inc.	Delaware
Alenco Holding Corporation (100%)	AWC Arizona, Inc.	Delaware
Alenco Holding Corporation (100%)	Glazing Industries Management, L.L.C.	Delaware
Alenco Interests, L.L.C. (95%); Alenco Building Products Management, L.L.C. (5% - GP)	New Alenco Window, Ltd.	Texas
Alenco Interests, L.L.C. (95%); Alenco Extrusion Management, L.L.C. (5% - GP)	New Alenco Extrusion, Ltd.	Texas
Alenco Interests, L.L.C. (95%); Glazing Industries Management, L.L.C. (5% - GP)	New Glazing Industries, Ltd.	Texas
AWC Holding Company (100%)	Alenco Holding Corporation	Delaware
MWM Holding, Inc. (100%)	MW Manufacturers Inc.	Delaware
New Alenco Extrusion, Ltd. (100%)	Alenco Extrusion GA, L.L.C.	Delaware
New Alenco Extrusion, Ltd. (100%)	Aluminum Scrap Recycle, L.L.C.	Delaware
New Alenco Window, Ltd. (100%)	Alenco Window GA, L.L.C.	Delaware
Ply Gem Industries, Inc. (100%)	Mastic Home Exteriors, Inc.	Ohio
Ply Gem Industries, Inc. (100%)	AWC Holding Company	Delaware
Ply Gem Industries, Inc. (100%)	Ply Gem Canada, Inc.	Canada
Ply Gem Industries, Inc. (100%)	Great Lakes Window, Inc.	Ohio
Ply Gem Industries, Inc. (100%)	Kroy Building Products, Inc.	Delaware
Ply Gem Industries, Inc. (100%)	MWM Holding, Inc.	Delaware
Ply Gem Industries, Inc. (100%)	Napco, Inc.	Delaware
Ply Gem Industries, Inc. (100%)	Ply Gem Pacific Windows Corporation	Delaware
Ply Gem Industries, Inc. (100%)	Variform, Inc.	Missouri

EXHIBIT A

FORM OF PAUL, WEISS, RIFKIND,

WHARTON & GARRISON LLP OPINION

[See following page.]

EXHIBIT B

FORM OF LATHROP & GAGE LLP OPINION

[See following page.]

EXHIBIT C

FORM OF MARSHALL & MELHORN LLC OPINION

[See following page.]

EXHIBIT D

FORM OF ADAMS AND REESE LLP OPINION

[See following page.]

EXHIBIT E
REGISTRATION RIGHTS AGREEMENT

[To be provided separately]

EXHIBIT F

[See following page.]